UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 17, 2015

Commission file number: 000-28837

NEW JERSEY MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. Third Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 503-0153

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On September 17, 2015, by way of letter, New Jersey Mining Company, Inc. (the “Company”) received formal notice from the lessee of the Skookum Shoot portion of the Golden Chest Mine, Juniper Resources LLC and its affiliate companies (“Juniper”), that it will cease mining operations by September 23rd, 2015 and requests a concurrent termination of its Mining Lease with Golden Chest LLC at that time.

In 2013, the Skookum Shoot portion of the Golden Chest Mine was leased to Juniper, which developed a state-of-the-art gold mine that reached full production in May 2015. NJMC has processed Golden Chest ore at its New Jersey Mill, earning cash from milling fees and its share of a 2-percent net smelter return (NSR) royalty on gold production. NJMC is manager and 47.88-percent owner of Golden Chest LLC which owns the Golden Chest Mine.  From the ramp-up period that began in late-2014, through September 11th, 2015, the New Jersey Mill has processed 38,960 dry metric tonnes of ore from the Golden Chest.

Juniper noted the circumstances surrounding the termination were poor reserve economics, continued weak gold price, and under performance of the model, which demonstrated to have significant internal and periphery dead zones that lowered tons and reduced the overall reserve grade.

Because of the early termination, Juniper will not be making the fourth quarter property payment, or any further payment under the lease, but recognizes that it forfeits the remaining advances owed to Juniper by the Company, including the royalty of $53,841 (as of 9/11/15) and the milling advance of $125,000.

As a result of its early termination, Juniper will forfeit the remaining mineralized material in the Skookum Shoot, along with all mine infrastructure, back to Golden Chest LLC. NJMC will continue to process Golden Chest ore at its New Jersey Mill until the stockpile is depleted which is expected by month end.

Item 7.01 Regulation FD Disclosure.

On September 21, 2015, the Company issued a press release entitled “New Jersey Mining Announces Termination of Lease and Suspension of Operations at the Golden Chest Mine.”  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information in this Current Report on Form 8-K (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
99.1	Press Release, dated September 21, 2015, entitled “New Jersey Mining Announces Termination of Lease and Suspension of Operations at the Golden Chest Mine.”*

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW JERSEY MINING COMPANY

By:   /s/ John Swallow

John Swallow,

its: President

Date: September 21, 2015